EXHIBIT 10.39

                     TERMINATION AGREEMENT

     This Agreement is made effective the _____ day of __________, 1995, between Micron Electronics, Inc. (hereinafter called "company") and _______________________________ (hereinafter called "employee").

     WHEREAS, the parties decided to have advance notice of any termination of employment and deem it in the best interest of both parties to have as harmonious and smooth a transition as possible;

     NOW THEREFORE the parties agree as follows:

     1. ADVANCE NOTICE. Each party shall give the other party six months advance written notice of a termination date, regardless of the reason or justification for the termination.

     2. TRANSITION. The company or employee may at any time during said six month period discontinue active employment of the employee at the company (at which time, upon the company's request, said person will resign immediately as an officer and/or director); but said employee shall continue as an employee of the company for salary, bonuses, benefits and stock vesting purposes, as well as determining conflicts of interest, through the date six months from the date of notice (plus any days for unused vacation, holidays or sick days). To the extent active employment does continue for a portion of the six-month period, said employee will carry out only those assignments directed by the President. The employee will answer questions and provide information to assist the transition during said six month period. Any mention of reasons for the termination will be limited to the following statement by all parties involved: the employee resigned for personal reasons and there will be no further comment unless approved by both parties or required by either party's legal counsel to avoid securities law violation or other bona fide reason.

     3. WAIVER. Upon receipt of said salary, bonuses, benefits and stock, the employee waives any and all other claims against the company, its directors, officers and employees.

     IN WITNESS WHEREOF, the parties have executed their approval.


                         Micron Electronics, Inc.


                         By: _____________________________



                         By: _____________________________